Investment objective

The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 12/31/17)
Net asset value per share	$23.19
Market price	$20.87
Premium/discount	-10.00%
Total net assets	$189.58 m
Market cap	$170.58 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,173,364
Last dividend (Ex-dividend date)	$0.66 (December 28, 2017)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 12/31/17)

Cumulative Performance[1]					(as at 12/31/17)
%	1m	3m	YTD[2]	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	0.6	2.3	28.4	28.4	33.6	55.9	56.2
Market Price	1.7	4.5	33.6	33.6	31.6	53.6	51.2
TSE Index	1.6	5.0	24.6	24.6	21.4	34.9	36.4
TAIEX Total Return Index[3]	1.6	5.0	29.4	29.4	36.6	61.0	97.5
MSCI Taiwan Index	1.2	4.0	27.5	27.5	33.5	59.2	71.8

Rolling 12 month performance[1]				(as at 12/31/17)
%	2017/2016	2016/2015	2015/2014	2014/2013	2013/2012
The Taiwan Fund, Inc.	28.4	11.2	-6.4	-2.2	19.3
Market Price	33.6	10.0	-10.5	-1.3	18.2
TSE Index	24.6	13.1	-13.8	1.9	9.0
TAIEX Total Return Index[3]	29.4	17.8	-10.4	5.1	12.2
MSCI Taiwan Index	27.5	18.5	-11.7	9.4	9.1

Top 10 holdings	(as at 12/31/17)

Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	10.0%
Hon Hai Precision Industry Co., Ltd.	5.3%
Cathay Financial Holding Co., Ltd.	4.0%
MediaTek, Inc.	3.4%
Formosa Plastics Corp.	3.3%
CTBC Financial Holding Co., Ltd.	2.9%
Formosa Petrochemical Corp.	2.9%
Airtac International Group	2.8%
Nan Ya Plastics Corp.	2.7%
Largan Precision Co., Ltd.	2.6%

[1]	In US Dollar terms
[2]	Calendar year to date
[3]	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown	(as at 12/31/17)

Sector Allocation	Fund %	Benchmark	Deviation
Automobile	0.0	1.3	-1.3
Biotechnology & Medical Care	1.1	0.7	0.4
Building Material & Construction	0.0	1.4	-1.4
Cement	1.5	0.9	0.6
Chemical	0.0	1.0	-1.0
Communications & Internet	3.7	5.8	-2.1
Computer & Peripheral Equipment	4.4	5.3	-0.9
Electric & Machinery	7.7	2.1	5.6
Electrical & Cable	0.0	0.4	-0.4
Electronic Parts & Components	5.5	4.8	0.7
Electronic Products Distribution	0.0	0.8	-0.8
Financial & Insurance	13.4	12.9	0.5
Foods	2.1	2.0	0.1
Glass & Ceramic	0.0	0.2	-0.2
Information Service	0.0	0.2	-0.2
Iron & Steel	0.3	1.9	-1.6
Oil, Gas & Electricity	2.9	3.7	-0.8
Optoelectronic	3.8	4.3	-0.5
Other	3.3	3.3	0.0
Other Electronic	13.0	7.4	5.6
Paper & Pulp	0.0	0.4	-0.4
Plastics	8.0	6.6	1.4
Rubber	0.0	1.0	-1.0
Semiconductor	23.3	26.5	-3.2
Shipping & Transportation	1.0	1.5	-0.5
Textiles	0.6	1.6	-1.0
Tourism	1.5	0.5	1.0
Trading & Consumers' Goods	1.9	1.5	0.4
Cash	1.0	0.0	1.0
OVERALL TOTAL	100.0%	100.0%	0.0%

Market review

The TAIEX Total Return Index (TAIEX) increased 1.6% in December driven mainly by non-technology sectors with strong gains in the tourism and materials sectors. In contrast, technology stocks experienced a sell-off amid concerns of lower than expected demand for handsets in China and continuing expectations of weak iPhone X sales globally. Although it was not implemented, the news of potential factory closures to ease pollution further dampened investor sentiment. Foreign institutional investors continued to reduce their positions in Taiwan.

Fund update

The Fund underperformed the TAIEX by 1.0% in December. Technology stocks were the main cause of the underperformance, led by stocks in the Apple Inc. supply chain and smartphones. The Fund's overweight positions in Largan Precision Co., Ltd., MediaTek, Inc., Ennoconn Corp., Win Semiconductors Corp., Merry Electronics Co., Ltd., Epistar Corp. and Hon Hai Precision Industry Co., Ltd. detracted from returns. Largan Precision Co., Ltd's. stock price fell over 20% during the month with concerns around competition in lens-making technologies compounding the decline. On the upside, the biggest contributors to performance included Acer, Inc., which reported strong results after it diversified into niche markets. Other contributors included the semi-conductor distributor Kingpak Technology, Inc. which recovered from a correction in the previous month and the consumer staples company Gourmet Master Co., Ltd. which reported solid November same-store-sales-growth in China and strong growth in United States. St. Shine Optical Co., Ltd., the optical lens manufacturer, announced an accelerated capex plan which suggested strong demand for its products.

The Fund made no change to its core investment approach and remained focused on quality companies with strong growth profiles. The Fund continues to prefer consumer growth names with sustainable franchises, including those in the sportswear and automobile parts businesses. The Fund also favored its exposure to industrials. Additionally, the Fund remained overweight in technology companies in the Apple Inc. supply chain, and in companies focused on the cloud, internet-of-things, gaming and semiconductors. The Fund remained underweight in telecommunications and basic materials.

Outlook

We are positive about the outlook for the Taiwan equity market, especially post the consolidation in the technology sectors towards the end of 2017. Supported by improving global growth and new developments in technology products, earnings growth for 2018 is expected to be in the double digit range, with the technology sectors likely to generate even stronger growth than the overall market. Also, the Taiwan market continues to offer attractive dividend yields.

Full portfolio holdings	(as at 12/31/17)

Holding	Market Value USD	Fund %
Semiconductor	44,108,497	23.3
Taiwan Semiconductor Manufacturing Co., Ltd.	18,863,753	10.0
MediaTek, Inc.	6,520,490	3.4
Nanya Technology Corp.	2,862,765	1.5
Parade Technologies Ltd.	2,612,632	1.4
Win Semiconductors Corp.	1,997,076	1.1
ASPEED Technology, Inc.	1,934,162	1.0
Silergy Corp.	1,896,601	1.0
Advanced Semiconductor Engineering, Inc.	1,655,045	0.9
Global Unichip Corp.	1,371,037	0.7
Realtek Semiconductor Corp.	1,351,580	0.7
Winbond Electronics Corp.	1,002,595	0.5
Chipbond Technology Corp.	904,037	0.5
Powertech Technology, Inc.	733,370	0.4
Advanced Wireless Semiconductor Co	403,354	0.2
Financial & Insurance	25,414,295	13.4
Cathay Financial Holding Co., Ltd.	7,537,480	4.0
CTBC Financial Holding Co., Ltd.	5,578,540	2.9
Fubon Financial Holding Co., Ltd.	3,933,878	2.1
Yuanta Financial Holding Co., Ltd.	3,832,754	2.0
E. Sun Financial Holding Co., Ltd.	2,104,128	1.1
China Life Insurance Co., Ltd.	1,712,661	0.9
Shin Kong Financial Holding Co., Ltd.	714,854	0.4
Other Electronic	24,577,608	13.0
Hon Hai Precision Industry Co., Ltd.	9,978,778	5.3
Catcher Technology Co., Ltd.	3,582,170	1.9
Chroma ATE, Inc.	2,618,479	1.4
Voltronic Power Technology Corp.	2,419,688	1.3
Bizlink Holding, Inc.	2,096,342	1.1
Foxconn Technology Co., Ltd.	1,961,187	1.0
Kingpak Technology, Inc.	1,920,964	1.0
Plastics	15,175,291	8.0
Formosa Plastics Corp.	6,265,245	3.3
Nan Ya Plastics Corp.	5,088,886	2.7
Formosa Chemicals & Fibre Corp.	3,821,160	2.0
Electric & Machinery	14,601,981	7.7
Airtac International Group	5,303,077	2.8
Hiwin Technologies Corp.	4,359,338	2.3
Hota Industrial Manufacturing Co., Ltd.	2,328,951	1.2
Global PMX Co., Ltd.	2,162,407	1.2
Macauto Industrial Co., Ltd.	448,208	0.2
Electronic Parts & Components	10,409,352	5.5
Delta Electronics, Inc.	3,390,720	1.8
Primax Electronics Ltd.	2,466,220	1.3
Tripod Technology Corp.	1,859,469	1.0
Compeq Manufacturing Co., Ltd.	845,204	0.4
Yageo Corp.	818,489	0.4
Sinbon Electronics Co., Ltd.	733,166	0.4
King Slide Works Co., Ltd.	296,084	0.2

Full portfolio holdings (cont'd)

Holding	Market Value USD	Fund %
Computer & Peripheral Equipment	8,387,427	4.4
Ennoconn Corp.	4,105,398	2.2
Acer, Inc.	3,193,382	1.7
Mitac Holdings Corp.	599,829	0.3
Quanta Computer, Inc.	488,818	0.2
Optoelectronic	7,146,277	3.8
Largan Precision Co., Ltd.	4,863,148	2.6
E Ink Holdings, Inc.	1,630,727	0.9
Epistar Corp.	652,402	0.3
Communications & Internet	6,908,323	3.7
Merry Electronics Co., Ltd.	2,379,085	1.3
Advanced Ceramic X Corp.	1,863,703	1.0
Accton Technology Corp.	1,567,283	0.8
Visual Photonics Epitaxy Co., Ltd.	1,026,154	0.6
Wistron NeWeb Corp.	72,098	0.0
Other	6,294,599	3.3
Chailease Holding Co., Ltd.	3,559,044	1.9
Taiwan Paiho Ltd.	1,333,669	0.7
Nien Made Enterprise Co., Ltd.	812,138	0.4
KMC Kuei Meng International, Inc.	589,748	0.3
Oil, Gas & Electricity	5,569,585	2.9
Formosa Petrochemical Corp.	5,569,585	2.9
Foods	3,961,076	2.1
Uni-President Enterprises Corp.	3,961,076	2.1
Trading & Consumers' Goods	3,595,848	1.9
President Chain Store Corp.	2,023,220	1.1
Poya International Co., Ltd.	1,572,628	0.8
Tourism	2,911,840	1.5
Gourmet Master Co., Ltd.	2,911,840	1.5
Cement	2,907,818	1.5
Taiwan Cement Corp.	2,907,818	1.5
Biotechnology & Medical Care	2,162,407	1.1
St. Shine Optical Co., Ltd.	2,162,407	1.1
Shipping & Transportation	1,882,646	1.0
Evergreen Marine Corp. (Taiwan) Ltd.	1,882,646	1.0
Textiles	1,060,727	0.6
Eclat Textile Co., Ltd.	1,060,727	0.6
Iron & Steel	582,187	0.3
China Steel Corp.	582,187	0.3
Cash	1,922,049	1.0
Cash	1,922,049	1.0
Grand Total	189,579,833	100

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. (“JFIMI”), as investment advisor of The Taiwan Fund, Inc. (the ‘'Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

•	It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

•	Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

•	Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

If you have any questions or comments about the Fund, please contact the Fund at the address or telephone number below or via the website www.thetaiwanfund.com

The Taiwan Fund, Inc.

c/o State Street Bank and Trust Company

P.O. Box 5049 One Lincoln Street

Boston MA 02206-5049

Tel: 877-217-9502